1400 Union Meeting Road
                                                        Blue Bell, PA 19422
                                                        Phone:   215-619-2700



Shareholder Contacts:
Stephen E. Markert, Jr. of C&D: 215-619-7835
Joseph Crivelli of Gregory FCA, for C&D:  610-642-8253



                 C&D TECHNOLOGIES COMPLETES ACQUISITION OF DATEL


     Blue Bell, PA -- June 30, 2004 -- C&D Technologies (NYSE: CHP) today announced that it has closed the acquisition of Datel, Inc. The transaction was valued at $74.6 million and was funded through a $66.1 million cash payment as well as the assumption of approximately $8.5 million in debt.

     Datel is a Mansfield, Massachusetts-based manufacturer with sales of approximately $60 million for the twelve months ending March, 2004. Datel's business is focused primarily on DC/DC converters, with additional product offerings in digital panel meters and data acquisition components. The acquisition of Datel will provide C&D with a broader product offering, access to a diverse group of Original Equipment Manufacturer (OEM) customers as well as an expanded international footprint, notably, including operations in Japan. Datel has significant market presence in mid-power DC/DC converters and will expand the total C&D offering, thereby enabling the Company to more fully satisfy customer requirements. This transaction is expected to be immediately accretive to earnings.

     Wade H. Roberts, Jr., president and chief executive officer of C&D Technologies, stated, "We are pleased to have quickly closed this transaction, which significantly bolsters our market presence in the electronics power industry. Now, we can focus on integrating the newly-acquired operations of Datel and Celab with our Power Electronics Division in a way that enhances shareholder value while maximizing the benefit to customers of our expanded product portfolio, international presence and manufacturing infrastructure. We welcome Datel's talented employees and loyal customers to the C&D Technologies family."

     C&D's bank line of credit was amended and increased from $100 million to $175 million, with a $25 million accordion feature, to provide financing for this acquisition as well as additional working capital.

     C&D Technologies will hold a conference call on Thursday, July 8, 2004 at 4:30pm Eastern Daylight Time to discuss its recent acquisitions and plans for the Power Electronics Division. To participate, please call 706-679-4521 approximately five minutes before the conference call start time. A replay of the conference call will be available at approximately 8:00pm and will remain available until midnight on July 22, 2004. Please call 800-642-1687 (706-645-9291 for international callers) and enter pin number 8524308 to access the replay.

     A simultaneous webcast of the conference call may be accessed at the investor relations section of our website at www.cdtechno.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An archive of the conference call will be available approximately two hours after the conference call ends and will remain available on the company's website until July 22, 2004.

     This press release may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2004, or the quarterly reports filed on Form 10-Q thereafter), could cause the company's actual results to differ materially from those expressed in any forward-looking statements made herein.

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